EXHIBIT 99.1

IZEA Provides Recap of Q2 Key Events

Company Reports Q2 Managed Services YoY Bookings Growth Up 50%

Orlando, Florida (July 2, 2020) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, provided a recap of the key events occurring in Q2 2020. The company finished Q2 with Managed Services bookings up 50% year over year, exceeding management’s expectations. Managed Services represented 83% of the company’s revenue in the trailing twelve months from Q2 2019 to Q1 2020, and is the primary revenue driver for the company. The growth was driven by a combination of new and existing customers.

Key Events in Q2 2020:
•Meaningfully expanded its financial relationship with a Global Fortune 10 retailer.
•Secured a significant six-figure contract with a new Fortune 500 manufacturer.
•Renewed its contract with a Global Fortune 500 technology company.
•Regained Compliance with the Nasdaq Capital Market Bid Price Rule.
•Released Twitch Influencer Marketing Workflow Support in IZEAx Unity Suite.
•Launched BrandGraph® Social Intelligence Platform.
•Launched BrandGraph® Trends.
•Added Proximity Identifiers and “Cashtag” Support to BrandGraph®.
•Announced the Launch of the Shake™ Marketplace.

“In the face of extreme adversity, we have accelerated our march forward as a company with vigor and passion. Not only were we able to grow the core of our business, but we have successfully launched multiple products and new technologies – all while working together remotely,” said Ted Murphy, IZEA’s Chairman and CEO.

“I am very pleased with the growth we saw in Managed Services bookings in Q2 2020 amid the economic challenges associated with COVID-19, socio-political unrest, and a variety of other global disruptions that unfolded during the quarter,” continued Murphy. “As we previously shared, we saw a dramatic decline in customer commitments in March, which carried into April, but the rebound we have fought so hard for has been nothing short of remarkable. Even more remarkable is that managed services bookings have increased despite a significant and uncharacteristic number of cancellations in the quarter, which dragged our growth rate lower than it otherwise would have been.”

Bookings are a measure of all sales orders, minus any known or expected cancellations or refunds in the measurement period. Management uses bookings to inform expectations of total sales activity. Subsequent revenue recognition and effective margins vary by revenue stream, and bookings are not always an indicator of revenue for the quarter and could be subject to future adjustment.

“Enterprise SaaS licensing and marketplace spend from those customers continues to trail Managed Services and be slower in recovery, as we expected,” continued Murphy, “However, we have seen a strong upward trend of the smaller, largely credit-card driven portion of our SaaS licensing business, driven by IZEAx Discovery. Credit card orders in Q2 2020 have more than doubled year over year. We believe that the lower price points and monthly plans have driven customer adoption and fueled a quicker recovery for the offering. With the contribution of IZEAx Discovery, we ended the quarter with a record number of paid SaaS subscriptions. As we look to a near-term future where uncertainty around COVID-19 still exists, we believe this purchasing preference bodes well for Shake and other software solutions that have lower price points for entry and can appeal to a more diverse base of customers.”

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) operates IZEAx, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; uncertainty relating to the effects of COVID-19; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com